NanoVibronix Annual Stockholderholder Meeting

December 19, 2024

© 2024 NanoVibronix, Inc.

Safe Harbor Disclaimer

This presentation may contain “forward-looking statements” that are made pursuant to the “safe harbor” provisions as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” and similar expressions. These statements are based upon management’s current expectations as of the date of this presentation. The Company cautions readers there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those indicated in the forward-looking statements. Further information on these and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC under the “Risk Factors” sections and elsewhere in those filings.

At A Glance

Who We Are

- NanoVibronix is a Nasdaq listed, international medical device company utilizing its patented, proprietary platform technology to achieve positive clinical outcomes. Through a variety of indications, we offer a unique and effective alternative for both treatment and prevention of serious illnesses.

What We Do

- We design, develop, and commercialize cutting edge ultrasound technology that can be used easily, safely and independently in any environment.

Who We Benefit

- We seek to benefit and fundamentally improve quality of life for individuals suffering from chronic pain or wounds as well as for those living with the pain and risk of attaining harmful infections associated with prolonged use of indwelling medical equipment such as urinary catheters.

At A Glance- cont'd

Our Technology

- Our products employ small, disposable transducers that transmit low frequency, low intensity ultrasound acoustic waves.
- These devices address a range of clinical applications helping eliminate pain, repair and regenerate tissue in musculoskeletal / vascular structures and prevent bacteria colonization and biofilm formation on urinary catheters, thus reducing risk of Catheter Associated Urinary Tract Infections (CAUTI).
- Due to their effectiveness, size and ease of use, these products help promote patient independence and enable cost-effective home-based OR institutional care.

UroShield ™



PainShield ™



UroShield
(Our Flagship Product)

- **A therapeutic *surface acoustic wave* device, consisting of a reusable driver unit and a clamp-on disposable, which contains a proprietary therapeutic transducer.**
- **Designed to *prevent bacterial docking, colonization and biofilm* on indwelling urinary catheters, decrease UT and urine infections, increase antibiotic efficacy, and decrease pain and discomfort associated with urinary catheter use.**



Regulatory approval in the EU, UK, Israel, Australia, New Zealand

The Problem: Catheter Associated Urinary Tract Infection (CAUTI)

- ❑ UTIs account for 40% of nosocomial infections
- ❑ Main risk: catheter induced infections (3-10% daily incremental increase in risk)
- ❑ Biofilms cause over 80% of infections
- ❑ Frequent use of antibiotics increase multi-drug resistance
- ❑ Increased length of stay of 4.8 days*
- ❑ Increased treatment costs of ~$9,900*



*Source-American Urology Association

Gold Standard Study to Facilitate Permanent FDA 510K

Dr. Luna Mody M.D, M.P.H.
(Principal Investigator)

- University of Michigan
- Professor of Internal Medicine
- MD at VA Ann Arbor Healthcare
- *Leads Microbiology Research Lab*
- Nursing Home Publications
- CAUTI Prevention Poster Presentation-AGS
- Principle Investigator

Clinical End-Point Options

Patient Reported Outcomes

1. Reduction of Pain
2.Catheter Blockage
3.Quality of Life
4.Antibiotic Usage

Clinical Outcomes

1. CAUTI Incidence
2. Bacterial Colonization

Pilot Phase almost Completed

1. Originally intended for 30 Patient Enrollees
2. Reduced to 18 Patient Enrollees
3. Results forthcoming

The Problem: Pain is prevalent with limited long-term solutions

- ❑ Chronic pain affects 21% of US adults
- ❑ 6.9% of US adults experience high impact chronic pain
- ❑ Opioid use continues to escalate
- ❑ High incidence of pain related injuries in workers' compensation claims
- ❑ High incidence of pain among active and retired veterans


PAIN SHIELD

PainShield: Summary

- Opioid alternative- "Slow Release" - low intensity, low frequency ultrasound
- Treating wide surface
- Anywhere & anytime - portable, does not require clinical setting
- Convenient, wearable hands-free application
- Allows treatment for difficult to access sites
- No known side effects
- No ultrasound gel required



NanoVibronix®
Therapeutic Waves in Motion

Recent Developments

<u>The University of Michigan ("UM")- trial study</u>

- In 2024, UM began facilitating a gold standard Randomized Control Trial study on the Logistics, efficacy, and patient satisfaction of patients utilizing UroShield. Expecting pilot study results soon.

<u>Apogepha Pharmaceutical ("Apogepha") Agreement</u>

- Entered into a non-binding term sheet in October 2024.
- Company expects to sign definitive term sheet with Apogepha (based in Dresden, Germany) subject to reimbursement decision from German authorities.
- Apogepha has urology centric product portfolio, and an expansive sales organization. ApoGepha is expected to assume reimbursement process expense.

<u>Contract Renegotiation with Ultra Pain Products Inc. ("UPPI")</u>

- Contract mutually executed on December 9, 2024. (5-year contract)
- Private label specific to UPPI, valued at $12 million revenue to NanoVibronix
- Interim product purchases will be PainShield and PainShield Plus

Recent Developments-cont'd

Working Toward Full NHS Reimbursement for UroShield

- Progressing on full UroShield NHS reimbursement through the UK "Drug Tariff" program
- Currently, UroShield disposable products are fully reimbursed

Workers Compensation and Veterans Administration Network is Growing

- Aggressively adding sales representation in both channels
- Revenue is growing monthly

Next Generation Product is Nearly Complete

- Veranex, Inc is reengineering PainShield and UroShield
- PainShield will add an additional therapy
- Both products will be "future-proofed"

Business Summary

- ✓ Breakthrough medical platform and devices
- ✓ Extensive existing and growing clinical evidence and regulatory approvals
- ✓ Several catalysts for growth
- ✓ Redesigned, Enhancement, and “Future-Proofing” all products
- ✓ Addresses multi-billion $ markets - catheter infections, pain relief & wound healing
- ✓ Pending new product introduction which will broaden market opportunities
- ✓ Expanding sales force, distribution, and licensing partners
- ✓ Revenue growth in both Veterans and Worker’s Compensation markets